CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.11

                   VIRTUAL INTERNET PROVIDER (VIP) AGREEMENT

This Agreement is made in the city of Fairfax, Virginia, this 9th day of January 1997, between UUNET Technologies, Inc., whose address is 3060 Williams Drive, Fairfax, Virginia 22031 (UUNET), and i-Pass Alliance Inc., (Reseller), whose address is 650 Castro Street, Suite 280 Mountain View, CA 94041.

The parties hereto agree and bind themselves as follows:

1. SERVICE. UUNET will sell, and Reseller will purchase, telecommunications services for the interconnection of Reseller's end users with the Internet. Reseller is responsible for all end-user customer support, billing, and collections. UUNET's relationship under this Agreement is solely with Reseller and not with any of reseller's end users. UUNET agrees that its telecommunications services provided to Reseller will be of a quality usual and customary in the industry for similarly situated companies. Although it is understood that UUNET cannot guarantee continuous service, UUNET agrees to provide prompt reparation of any disruption in services to the extent reasonably possible consistent with its obligations to other customers. To this end, UUNET agrees to provide Reseller with a toll-free number to report problems relating to network integrity. This number is to be used only by Reseller and will not be released to Reseller's customers.

2. PRICING. For PPP dial-up traffic (analog dial, 28.8Kbps and ISDN) and VIP radius server interoperability, the prices contained in Schedule A apply. For all other services, UUNET's list prices apply unless other prices have been specifically established.

3. TERMS AND CONDITION. Reseller agrees to comply with the Network Services Terms and Conditions contained in Schedule B. It further agrees to require its end users to comply with terms and conditions in substance identical to those in Sections One and Two of Schedule B. Reseller shall defend, indemnify, and hold harmless UUNET against any claims resulting from Reseller's use of UUNET's services, or that of its customers throughout its chain of distribution.

4. PUBLICITY. The prices and terms of this Agreement shall be held confidential by both parties. Neither party shall publicize the existence of this agreement without the consent of the other, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party.

5. TECHNICAL AGREEMENT. Reseller agrees to comply with the Technical Agreement for Network Interoperability, attached as Schedule C.

6. TERM. The term of this Agreement is one year from the date of contract signature, which term shall be automatically renewed for additional one year terms, provided that neither party has delivered to the other party a written notice of intent not to renew for the forthcoming term. Such notice of intent shall be given not less than sixty (60) days in advance of the end of the current term.

7. TERMINATION. Either party may terminate this Agreement for cause without penalty in the event that the other party hereto breaches any material term of this Agreement. Prior to such termination, the party intending to terminate shall first give the other party written notice of its



                                       1.

intent to terminate which shall clearly describe problem(s) constituting cause. The other party will have thirty (30) days from the date of receipt of such notice to correct the problem. If the problem is not corrected within such period, the party intending to terminate may terminate this Agreement on such 30th day. However, if Reseller shall violate the acceptable use policy in
Section 2 of Schedule B, or permit such violation, and does not immediately act to remedy such violation when it becomes aware of it, UUNET may terminate this Agreement without penalty with ten (10) days written notice. If any amounts due and owing by Reseller remain unpaid sixty (60) days after date of invoice, then UUNET may terminate this Agreement immediately upon written notice without penalty.

8. TESTING. The full effectiveness of this contract will be contingent upon the completion of technical testing to the mutual and reasonable satisfaction of both parties during the period of thirty (30) days following execution of this Agreement. If either party shall reasonably declare the testing results to be unsatisfactory at the conclusion of this thirty (30) day period, then the parties shall have another ten (10) days to correct the problem. If such correction is not completed to the mutual and reasonable satisfaction of the parties then this Agreement will terminate with not further liability to either party. If no such declaration is made, acceptance of technical testing shall be presumed, and the contract shall remain in effect. Monthly minimums will begin to accrue from the date of the satisfactory completion of technical testing. If testing is completed during the course of a month, the first month's minimum commitment will be prorated to reflect the shortened month.

9. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY STATED OR IMPLIED HEREIN, NEITHER PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INCIDENTAL CONSEQUENTIAL OR SPECIAL DAMAGES SUFFERED BY THE OTHER OR BY ANY ASSIGNEE OR OTHER TRANSFEREE OF THE OTHER, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT IN CONNECTION WITH THE INDEMNIFICATION PROVISIONS OF SECTION 3 OF THIS AGREEMENT AND SECTION 2 OF SCHEDULE B.

10. GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, USA, and the parties agree that any appropriate state or district court located in Fairfax County, VA, shall have exclusive jurisdiction over any case of controversy arising hereunder, and shall be the proper forum in which to adjudicate such case or controversy.

11. ENTIRE AGREEMENT. The parties hereto acknowledge that they have read this entire Agreement and that this Agreement and the exhibits attached hereto constitute the entire understanding and contract between the parties and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by the parties.

12. RELATIONSHIP OF PARTIES. No agency, partnership, joint venture or employment is created as a result of this Agreement. Neither party is authorized to bind the other in any respect whatsoever.



                                       2.

13. BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

14. FORECASTS. Reseller shall provide UUNET with initial and periodically revised forecasts of its expected usage, and recognizes UUNET's reliance upon the reasonable accuracy of these forecasts. Specifically, during the first week of each calendar month. Reseller shall provide UUNET with its best forecast of users and hours for each remaining month of the terms of the Agreement. Reseller shall also provide UUNET with any information as to marketing programs which will be helpful in determining expected future loads, particularly any information relevant to expected loads in particular geographical locations/POPs.

15. CONFIDENTIALITY. The parties agree that all disclosures of confidential and/or proprietary information during the term of this Agreement shall constitute confidential information of the disclosing party. Each party shall use its best efforts to ensure the confidentiality of such information supplied by the disclosing party, or which may be acquired by either in connection with or as a result of the provision of the services under this Agreement. Both parties warrants that they shall not disclose, use, modify, copy, reproduce, or otherwise divulge such confidential information. Both parties further agree to prevent its employees and representatives from disclosing, using, modifying, copying, reproducing, or otherwise divulging such confidential information, and shall hold each other harmless and protect and indemnify the same in the event of any disclosure by said persons. The terms of this Section 15 shall continue beyond the term of this Agreement and shall be binding and enforceable even after the termination of this Agreement.

16. PLURAL/GENDER. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

17. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

18. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an unlawful but all of which, when taken together, shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart hereof.

19. WAIVER. No failure on the part of either party to exercise, and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

20. NOTICE. Unless otherwise provided, any notice to be given hereunder shall be effective on the fifth day after dispatch. Such notice shall be sent by first class mail, postage prepaid and



                                       3.

metered for delivery by certified or registered mail, receipt requested, addressed to the parties listed below at their respective places of business, or at such other addresses of which notice has been given to the addressing party:

     If to Reseller:                            If to UUNET Technologies, Inc.

           i-Pass Alliance Inc.                       UUNET Technologies, Inc.
           650 Castro St., Suite 280                  3080 Williams Drive
           Mountain View, CA 94041                    Fairfax, VA 22031

21. ASSIGNMENT. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

22. FORCE MAJEURE. No party shall be liable by reason of any failure or delay in the performance of its obligations due to strikes, riots, fires, explosions, acts of God, war, governmental action or any other cause which is beyond the reasonable control of such party.

23. COMPLIANCE WITH LAWS. Each party shall comply with all laws, regulations and other legal requirements that apply to this Agreement. UUNET hereby warrants that, to its knowledge, it has complied with all laws, regulations, and order relating or pertaining to this provision of the services to be provided under this Agreement, including without limitation, all applicable state or federal legislation or rule applicable to the services in any material respect. To the knowledge of UUNET, material permits, licensees, and authorizations required by any regulatory bodies have been obtained and are in effect for the services.

24. FACSIMILE TRANSMISSION. Parties to this Agreement, and authorized to execute this Agreement, and transmit a signed copy of same via fax to the other parties, who hereby agree to accept and rely upon such documents as if they bore original signatures. The parties sending such facsimiles hereby acknowledge and agree to provide to the other parties, within seventy-two (72) hours of transmission, the Agreement bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have set their hands and signed, as of the date first above written.

I-PASS ALLIANCE INC.                        UUNET TECHNOLOGIES, INC.


By:  /s/ CHRISTOPHER MOORE                  By:   /s/ CLINT HEIDEN
   ------------------------                    ---------------------------------

Name:  Christopher Moore                    Name:   Clint Heiden
     ----------------------                      -------------------------------

Title:  President & CEO                     Title:    VP of Sales
      ---------------------                       ------------------------------



                                       4.

                                   SCHEDULE A


              DIAL-UP AND VIP ?? SERVER PRINCIPAL MINIMUM MONTHLY COMMITMENT

1.      DIAL-UP PRICING

                        MONTHLY VOLUME IN HOURS            COST/HOUR
                             Up to              99,999             [*]
                             100,000      -    149,999             [*]
                             150,000      -    249,999             [*]
                             250,000      -    499,999             [*]
                             500,000     and above                 [*]


The above rates are for PPP dial-up traffic, in the continental United States only.

There will be a 10% surcharge to the above rates for ISDN connectivity.

UI traffic in a given month will be billed at the category reflecting the total number of hours consumed in a month.

Pricing for international and non-continental US sites will be provided as UUNET is able to offer such services and shall be attached to this Agreement as an additional schedule.

2.      MINIMUM MONTHLY COMMITMENT

Monthly commitments have been waived.

3.      VIP RADIUS SERVER PRICING

Reseller will pay a one-time installation charge of [*] due upon contract signature and a [*] per month fee for Radius server Interoperability.

4.      ADDITIONAL PRICE AND BILLING TERMS

If Reseller desires UUNET to provide billing data more frequently than on a monthly basis, there will be an additional one-time charge of [*] and an ongoing monthly charge of [*]/month for the transmission of weekly billing data. This charge will be waived when the monthly volume reaches 100,000 hours.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                       1.

                                   SCHEDULE B

                    NETWORK SERVICES VIP TERMS AND CONDITIONS

1. UUNET exercises no control whatsoever over the content of the information passing through UUNET. Except as otherwise provided for in Section Ten of the Network Services Agreement attached hereto, UUNET makes no warranties of any kind, whether expressed or implied, for the service it is providing. UUNET also disclaims any warranty or merchantability or fitness for a particular purpose. UUNET will not be responsible for any damage Reseller suffers. This includes loss of data resulting from delays, nondeliveries, misdeliveries, or service interruptions caused by Reseller's own negligence or Reseller's errors or omissions. Use of any information obtained via UUNET is at the user's own risk. UUNET specifically denies any responsibility for the accuracy or quality of information obtained through its services.

2. UUNET's network may be used only for lawful purposes. Use of UUNET's network for lawful commercial purposes is both permitted and encouraged. Transmission of any material in violation f any applicable law is prohibited. This includes, but is not limited to: copyrighted material, material which is threatening or obscene, or material protected by trade secret. Any access to other networks connected to UUNET's network must comply with the rules appropriate for the other network. Reseller agrees to indemnify and hold harmless UUNET from any claims resulting from Reseller's use of the service or the use of the service by any of Reseller's customers or others throughout Reseller's chain of distribution, including end users, which damages UUNET or another party.

3. Resale to other individuals and organizations is permitted, but they may not further resell the services.

4. Payment is due thirty (30) days after date of invoice. Accounts are in default if payment is not received within thirty (30) days after date of invoice. Accounts unpaid sixty (60) days after date of invoice may have service interrupted. Such interruption does not relieve Reseller from the obligation to pay the monthly charge. Only a written request to terminate service relieves it of the obligation to pay the monthly account charge. Accounts in default are subject to an interest charge of one-and-one-half percent (1.5%) per month on the outstanding balance. If Reseller's state does not allow an interest rate of one-and-one-half-percent (1.5%), then the maximum allowable rate will be charged. Reseller agrees to pay UUNET its reasonable expenses, including attorney and collection agency fees, incurred in enforcing UUNET's rights under this Agreement for money due and owing.

5. These Terms and Conditions supersede all previous representations, understandings or agreement sand shall prevail notwithstanding any variance with terms and conditions of any order submitted. Use of UUNET's network constitutes acceptance of these Terms and Conditions.


                                       1.

                                   SCHEDULE C

                TECHNICAL AGREEMENT FOR NETWORK INTEROPERABILITY

1. Reseller agrees to secure a minimum 11 connection from UUNET and operate its own Radius server. Such server will perform user validation functions, and will be maintained in a secure environment. Reseller also will maintain this server with reasonably current versions of the Radius protocols as provided by UUNET.

2. Reseller agrees to use software and procedural safeguards to insure that only accurate routing information for networks to be used by Reseller's customers is transmitted from Reseller's Radius server into UUNET's network and to use best efforts to immediately remedy any problems leading to transmission of incorrect routing information.

3. Reseller agrees to assign each end user customer a unique identification number for billing purposes, and to reasonably cooperate with UUNET in establishing the structure of this identification number.

4. Reseller and UUNET each agree to cooperate with the other in identifying and resolving any security infringements which involve Reseller's customers and UUNET's network.

5. It is recognized and agreed that any billing data supplied on an interim basis (more frequently than monthly) is an estimate and may not be relied upon for 100% accuracy.



                                       2.

                                ADDENDUM NO. 1 TO
                           NETWORK SERVICES AGREEMENT

       This Addendum No. 1 (the "Addendum") to Network Services Agreement between UUNET Technologies, Inc. ("UUNET") and I-Pass Alliance, Inc. ("Reseller"), dated January 7, 1997 (the "Agreement") is made as of February 5, 1997.

       The parties agree as follows:

       1. Surcharged North American POPs. The parties desire to provide for the resale by Reseller of access to UUNET's POPs listed in Section 1 of the attached Schedule E (the "Additional POPs") effective as of November, 1996. UUNET shall make such access available upon execution of this Addendum by both parties, subject to commercialization of any such POPs. Reseller agrees to pay to UUNET the prices set forth in Section 2 of the attached Schedule E for access to the additional POPs.

       2. International Roaming. Reseller agrees to pay to UUNET the prices set forth in Section 3 of the attached Schedule E for access by customers of Reseller who reside in the United States, Alaska, Hawaii, Puerto Rico or Canada from any one of UUNET's POPs outside of the continental United States, Alaska, Hawaii, Puerto Rico or Canada subject to commercialization of any new POPs.

       3. Ratification. The parties hereby affirm and ratify their respective rights and obligations under the Agreement, which Agreement shall remain in full force and effect, as modified by this Addendum.

       IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


I-PASS ALLIANCE, INC.                       UUNET TECHNOLOGIES, INC.

By: /s/ CHRIS MOORE                         By: /s/ CLINT HEIDEN
   ------------------------                    ---------------------------------

Name: Chris Moore                           Name: Clint Heiden
     ----------------------                      -------------------------------

Title: President & CEO                      Title: VP of Sales
      ---------------------                       ------------------------------



                                       1.

                                   SCHEDULE E

                                 ADDITIONAL POPS

1.      Additional POPs

AB                                CALGARY                         403-781-5200
AB                                EDMONTON                        403-423-5600
BC                                VANCOUVER                       604-602-1506
MB                                WINNIPEG                        204-956-1440
ON                                OTTAWA                          610-941-9491
ON                                TORONTO                         416-363-9625
QB                                MONTREAL                        514-866-7181
AK                                ANCHORAGE                       907-272-9547
AK                                JUNEAU                          907-163-5355
HI                                HONOLULU                        808-536-0241
PR                                SAN JUAN                        787-289-5841

----------

2.      PRICING

There will be a [*] (U.S.) surcharge per hour for access from the POPs listed in Section 1 to the rates provided in the Network Services Agreement referenced above.

3.      INTERNATIONAL ROAMING ACCESS PRICING

Access from any one of UUNET's POPs outside of the continental United States, Alaska, Hawaii, Puerto Rico or Canada will be subject to a [*] (U.S.) surcharge per hour.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       1.

                                 AMENDMENT NO. 1

This Amendment No. 1 ("Amendment") to the Virtual Internet Provider (VIP) Agreement between UUNET Technologies, Inc. ("UUNET") and I-Pass Alliance, Inc. ("Reseller"), dated January 8, 1997 ("Agreement") is made as of the date of the second signature below.

The parties agree to add the following Sections to Schedule A of the Agreement as follows:

5.      RADIUS ACCOUNTING AND PRICING

        UUNET will provide Radius Accounting, a method of measuring End Users' use of the services consisting of login and logout statistics of each End User, at Reseller's written request. Reseller has the sole responsibility to analyze these statistics to identify and investigate duplicate log-ins and take appropriate action. The statistics are not to be used as a method for calculating monthly charges for UUNET services, as the definitive calculation of Reseller's monthly charges will be set forth in the invoice provided Reseller on a monthly basis.

        The Monthly Fee for Radius Accounting will be waived for six (6) months from the date of the second signature below provided that monthly charges paid by Reseller to UUNET increase by [*] over the charges in the month prior to execution of this Amendment during each of the six
        (6) months in which the fee for Radius Accounting was waived. If Reseller does not increase its monthly charges by [*] during the six
        (6) months in which the Radius Account fee was waived, Reseller will be responsible for paying UUNET the amount which would have been due.

6.      VIP TOLL FREE SERVICE

        To allow Reseller's End users toll-free access to the UUNET Network, VIP Toll Free service is available at a fee of [*]/hour. To activate VIP Toll Free service, Reseller must notify UUNET in writing and provide a reasonably accurate forecast of the peak simultaneous users of the service expected in the next six months. UUNET will notify Reseller once VIP Toll Free service has been activated and is available to Reseller's End Users.

7.      INTERNATIONAL PRICING

        Price for International Access will be [*] per hour in countries in which UUNET has points of presence, which UUNET may change from time to time.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       1.

Except as expressly provided herein, none of the provisions of the Agreement shall be modified by this Amendment, and as hereby modified, the Agreement shall remain in full force and effect. The parties acknowledge their agreement by signing below.


i-PASS ALLIANCE INC.                        UUNET TECHNOLOGIES, INC.

By: /s/ CHRIS W. MOORE                      By: /s/ BRIAN KANE
   ------------------------                    ---------------------------------

Name: Chris W. Moore                        Name: Brian Kane
     ----------------------                      -------------------------------

Title: President & CEO                      Title: Director, Wholesale Sales
      ---------------------                       ------------------------------

Date: May 4, 1999                           Date:       8/5/99
     ----------------------                      -------------------------------



                                       2.

                                 AMENDMENT NO. 2

This Amendment No. 2 ("Amendment") to the Virtual Internet Provider Agreement ("VIP") between UUNET Technologies, Inc. ("UUNET") and I-Pass Alliance, Inc. ("Reseller"), dated January 9, 1997 ("Agreement") is made as of the date of the second signature below ("Effective Date"). The Amendment also amends the CompuServe Network Services Agreement for Managed Service Providers (MSP) dated November 4, 1997 ("CompuServe NSA").

Whereas, the parties desire to amend the Agreement and the CompuServe NSA,

Whereas, UUNET is the successor in interest to CompuServe Network Services, Inc., and has assumed the obligations and rights of CompuServe, Inc. under the CompuServe NSA;

Now, therefore, in accordance with procedures for amendment of the Agreement and the CompuServe NSA set forth therein, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

The parties agree as follows:

1. The parties agree to extend the term of the Agreement and the term of the CompuServe NSA for an additional three (3) years from the Effective Date of this Amendment, which terms shall hereafter remain coterminous and upon the expiration of such agreements shall be automatically renewed for an additional one year term, provided that neither party has delivered to the other a written notice of intent not to renew for the forthcoming term not less than 60 days in advance of the end of the then-current term.

2.      Section 7 of the Agreement shall be replaced with the following:

        This Agreement may not be terminated by either party except that either party may terminate this Agreement if the other party materially breaches the terms of this Agreement and does not cure the breach within sixty (60) days after receipt of written notice of such breach, which notice describes such breach in reasonable detail. Upon termination or expiration of this Agreement for any reason other than Reseller's breach of Reseller's payment or confidentiality obligations, at Reseller's request the parties shall continue to perform all of their obligations and maintain all of their rights under the Agreement for a phase-out period of thirty (30) days from the date of termination or expiration. However, if Reseller violates the Acceptable Use Policy in Section 2 of Schedule B, or becomes aware of such a violation, and in either event does not immediately act to remedy such violation when it becomes aware of it, UUNET may terminate this Agreement without penalty with thirty
        (30) days written notice, provided that service may be suspended without prior notice to the extent necessary for UUNET to respond to a court or government demand, or to preserve the integrity or normal operation of the UUNET Network. Reseller shall be notified promptly of any material suspension of service undertaken pursuant to the previous sentence.

3. Section 1 of Schedule A of the Agreement shall be replaced with the following:



                                       1.

             MONTHLY MINIMUM AMOUNT           COST FOR 3 YEAR TERM COMMITMENT
             ----------------------           -------------------------------
                    [*]                                   [*]/hour

4. Section 2 of Schedule A of the Agreement shall be replaced with the following:

        Reseller agrees to a total Monthly Minimum Amount of [*] per month for dial-up Internet access services from UUNET. If in any month the sum of the actual charges for dial-up Internet access service under the Agreement and the CompuServe NSA is less than [*] then Reseller shall pay the applicable Monthly Minimum Amount in lieu of actual charges.

5. In consideration for the Monthly Minimum Amount agreed to in Section 3 of this Amendment, UUNET will reduce the basic Rate Per Hour set forth in Section 3.1 of the CompuServe NSA to [*] per hour. Surcharges and other fees in the CompuServe NSA shall not be modified by this Amendment.

6. The following shall be included in Section 2 of the Schedule B of the Agreement

All use of the service or the UUNET Network shall comply with the UUNET Acceptable Use Policy ("Policy") for the country in which the service is used, as set forth at http://www.UU.net/terms. UUNET reserves the right to change the Policy from time to time effective upon posting to that URL, and notice of any such revised Policy will be included with Reseller's monthly invoice in the month following the change. Reseller agrees to develop, maintain, and require its customers to comply with an acceptable use policy containing terms at least as restrictive as the Policy, as applicable, including any subsequent modifications.

7. Section 3 of Schedule B of the Agreement shall be replaced with the following:

        Notwithstanding any other provision of this Agreement, Reseller shall have the right to resell the Service to third parties through one or more tiers of subdistributors, and to grant the right to its customers to do the same, provided that all such customers or subdistributors comply with the applicable terms of this Agreement.

8.      The following shall be added as Schedule D to the Agreement.

                                   SCHEDULE D

        Reseller's suppliers of network services (the "Network Services Suppliers") do not exercise any control whatsoever over the content of the information passing through their systems, and access to the Internet is provided solely on an "as is" basis. The Network Services Suppliers do not warrant that the network will be available on a specified date or time or that the network will have the capacity to meet your demand during specific hours. The Network Services Suppliers shall not be liable for any damage suffered by any person as a result of Internet access, or arising out of any use, or inability to use, the services or products provided hereunder, including, without limitation, the possibility of contracting computer viruses and accessing information with offensive, inaccurate, or inappropriate content. The Network Services Suppliers shall not be liable for any damages suffered by any person as a result of obtaining Internet access regardless of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       2.

        whether such damage occurs as a result of the Network Service Suppliers' negligence. You acknowledge and agree that all end users must exercise their own due diligence before relying on any information available on the Internet, and must determine that they have all necessary rights to copy, publish, or otherwise distribute any such information available on the Internet under copyright and other applicable laws. The Network Services Suppliers shall be deemed to be third-party beneficiaries of this agreement, with the right to enforce the terms of this Agreement.

        THE NETWORK SERVICES SUPPLIERS DISCLAIM ALL WARRANTIES AND CONDITIONS OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. THE NETWORK SERVICES SUPPLIERS SHALL NOT BE LIABLE FOR ANY THIRD-PARTY NETWORK FAILURE.

        IN NO EVENT SHALL THE NETWORK SERVICES SUPPLIERS BY LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THE SERVICE.

        All use of services offered by Reseller shall comply with Reseller's Acceptable Use Policy.

9.      The following shall be added as Section 10.12 to the CompuServe NSA:

        Notwithstanding any other provision of this Agreement, Customer shall have the right to resell the access services to the Internet provided by CompuServe to third parties through one or more tiers of subdistributors, and to grant the right to its customers to do the same, provided that all such customers or subdistributors comply with the applicable terms of this Agreement and terms and conditions in substance identical to those in Schedule D of the Virtual Internet Provider Agreement ("VIP") between UUNET Technologies, Inc. ("UUNET") and I-Pass Alliance, Inc. ("Reseller"), dated January 9, 1997, as amended.

10. The second sentence of Section 3 of the Agreement shall be deleted and replaced with the following:

        ; provided that UUNET gives its consent to Reseller's assignment of this Agreement to the new Delaware corporation into which Reseller is to be reincorporated contingent upon the corresponding assumption by that new Delaware corporation of all rights and obligations under this Agreement.



                                       3.

Except as expressly provided herein, none of the provisions of the Agreement or the CompuServe NSA shall be modified by this Amendment, and as hereby modified, the Agreement and the CompuServe NSA shall remain in full force and effect. The parties acknowledge their agreement by signing below.


i-PASS ALLIANCE INC.                        UUNET TECHNOLOGIES, INC.

By:  /s/ MICHAEL MANSOURI                   By:   /s/ BRAD CAYMAN
   ------------------------                    ---------------------------------

Name:  Michael Mansouri                     Name:  Brad Cayman
     ----------------------                      -------------------------------

Title: Chairman & CEO                       Title: Vice President
      ---------------------                       ------------------------------

Date:  Feb. 11, 2000                        Date:  Feb 15, 2000
     ----------------------                      -------------------------------



                                       4.